As filed with the Securities and Exchange Commission on May 14, 2009

File No. 001-34273

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
To
Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

CareFusion Corporation
(Exact name of Registrant as specified in its charter)

Delaware	26-4123274
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

3750 Torrey View Court, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

(858) 617-2000

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered

Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

CAREFUSION CORPORATION

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Business” and “Our Relationship with Cardinal Health Following the Distribution.” Those sections are incorporated herein by reference.

Item 1A.  Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Selected Historical Condensed Combined Financial Data,” “Unaudited Pro Forma Condensed Combined Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business — Properties.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Compensation Discussion and Analysis” and “Executive Compensation.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business — Legal Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy” and “Description of Our Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock — Sale of Unregistered Securities.” That section is incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock.” That section is incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Our Capital Stock — Limitations on Liability and Indemnification of Officers and Directors.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Index to Financial Statements” (and the financial statements referenced therein). That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the financial statements referenced therein). That section is incorporated herein by reference.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit
Number	Exhibit Description

2.1	Form of Separation Agreement by and between Cardinal Health, Inc. and CareFusion Corporation.**
3.1	Form of Amended and Restated Certificate of Incorporation of CareFusion Corporation.*
3.2	Form of Amended and Restated By-Laws of CareFusion Corporation.*
4.1	Form of Stockholder’s and Registration Rights Agreement.**
10.1	Form of Transition Services Agreement between Cardinal Health, Inc. and CareFusion Corporation.**
10.2	Form of Tax Matters Agreement by and between Cardinal Health, Inc. and CareFusion Corporation.**
10.3	Form of Employee Matters Agreement by and between Cardinal Health, Inc. and CareFusion Corporation.**
10.4	Form of CareFusion Corporation Long-Term Incentive Plan.*
10.5	Form of Indemnification Agreement between CareFusion Corporation and individual directors.*
10.6	Form of Indemnification Agreement between CareFusion Corporation and individual officers.*
10.7	Cardinal Health, Inc. 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.01 to Cardinal Health’s Current Report on Form 8-K filed on November 7, 2005, File No. 1-11373)
10.8	First Amendment to Cardinal Health, Inc. 2005 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.01 to Cardinal Health’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, File No. 1-11373).
10.9	Cardinal Health, Inc. 2005 Long-Term Incentive Plan (as amended and restated as of November 5, 2008) (incorporated by reference to Exhibit 10.1 to Cardinal Health’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-11373 (the “Cardinal Health September 2008 10-Q”)).
10.10	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, for California residents (grant made to executive officer in January 2006) (incorporated by reference to Exhibit 10.03 to Cardinal Health’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2005, File No. 1-11373 (the “Cardinal Health December 2005 10-Q”)).
10.11	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, for California residents (grants made to executive officers in August 2006) (incorporated by reference to Exhibit 10.05 to Cardinal Health’s Current Report on Form 8-K filed on August 7, 2006, File No. 1-11373 (the “Cardinal Health August 2006 8-K”)).
10.12	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended (grants made to executive officers in August and September 2007) (incorporated by reference to Exhibit 10.2 to Cardinal Health’s Current Report on Form 8-K filed on August 13, 2007, File No. 1-11373 (the “Cardinal Health August 2007 8-K”)).
10.13	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended (grants made to executive officers in August 2008) (incorporated by reference to Exhibit 10.1 to Cardinal Health’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007, File No. 1-11373 (the “Cardinal Health December 2007 10-Q)).
10.14	Form of Restricted Share Units Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, for California residents (grant made to executive officer in July 2006) (incorporated by reference to Exhibit 10.04 to the Cardinal December 2005 10-Q).
10.15	Form of Restricted Share Units Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, for California residents (grant made to executive officer in August 2006) (incorporated by reference to Exhibit 10.06 to the Cardinal Health August 2006 8-K).
10.16	Form of Restricted Share Units Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended (grants made to executive officers in August and September 2007) (incorporated by reference to Exhibit 10.3 to the Cardinal Health August 2007 8-K).

Exhibit
Number	Exhibit Description

10.17	Form of Restricted Share Units Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended (grants made to executive officers in August 2008) (incorporated by reference to Exhibit 10.2 to the Cardinal Health December 2007 10-Q).
10.18	Form of Restricted Share Units Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, for Restricted Share Unit grants to be made in connection with the planned separation of CareFusion Corporation (grant made to executive officer in October 2008) (incorporated by reference to Exhibit 10.2 to Cardinal Health’s Current Report on Form 8-K filed on September 29, 2008, File No. 1-11373).
10.19	Form of Restricted Share Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, for California residents (grant made to executive officer in January 2006).***
10.20	Form of Restricted Share Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, for California residents (grants made to executive officers in August 2006).***
10.21	Form of Restricted Share Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended (grants made to executive officers in August 2007).***
10.22	Form of Restricted Share Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended (grants made to executive officers in August 2008).***
10.23	Copy of resolutions adopted by the Human Resources and Compensation Committee of the Board of Directors on August 7, 2007 amending outstanding Nonqualified Stock Option, Restricted Share and Restricted Share Units Agreements under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended (incorporated by reference to Exhibit 10.1.10 to Cardinal Health’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007, File No. 1-11373) (the “Cardinal Health 2007 10-K”).
10.24	Copy of resolutions adopted by the Human Resources and Compensation Committee of the Board of Directors on November 6, 2007 amending outstanding Nonqualified Stock Option, Restricted Share and Restricted Share Units Agreements under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended, and the Cardinal Health, Inc. Broadly-based Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.3 to the Cardinal Health December 2007 10-Q).
10.25	Copy of resolutions adopted by the Human Resources and Compensation Committee of the Board of Directors on September 26, 2008 amending outstanding Nonqualified Stock Option Agreements under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended, and the Cardinal Health, Inc. Broadly-based Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.2 to Cardinal Health’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, File No. 1-11373) (the “Cardinal Health September 2008 10-Q”).
10.26	Cardinal Health, Inc. Equity Incentive Plan, as amended (incorporated by reference to Exhibit 99 to Cardinal Health’s Registration Statement on Form S-8 filed on November 16, 1995, No. 33-64337, Exhibit 10.03 to Cardinal Health’s Annual Report on Form 10-K for the fiscal year ended June 30, 1998, File No. 1-11373, Exhibit 10.01 to Cardinal Health’s Quarterly Report on Form 10-Q for the quarter ended December 31, 1998, File No. 1-11373, and Exhibit 4(b) to Cardinal Health’s Registration Statement on Form S-8 filed on February 22, 1999, No. 333-72727).
10.27	Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.02 to Cardinal Health’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, File No. 1-11373).
10.28	Copy of resolutions adopted by the Human Resources and Compensation Committee of the Board of Directors on May 7, 2002 amending the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended, and the Cardinal Health, Inc. Broadly-based Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.2.3 to the Cardinal Health 2007 10-K).
10.29	Third Amendment to the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.2.4 to the Cardinal Health 2007 10-K).
10.30	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended (grant made to executive officer in November 2000) (incorporated by reference to Exhibit 10.04 to Cardinal Health’s Annual Report on Form 10-K for the fiscal year ended June 30, 1999, File No. 1-11373).

Exhibit
Number	Exhibit Description

10.31	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended (grant made to executive officer in November 2001) (incorporated by reference to Exhibit 10.01 to Cardinal Health’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, File No. 1-11373).
10.32	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended (grant made to executive officer in November 2002) (incorporated by reference to Exhibit 10.01 to Cardinal Health’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, File No. 1-11373).
10.33	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended, for California residents (grants made to executive officers in August 2004) (incorporated by reference to Exhibit 10.23 to Cardinal Health’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, File No. 1-11373).
10.34	Copy of resolutions adopted by the Human Resources and Compensation Committee of the Board of Directors on August 7, 2007 amending outstanding Nonqualified Stock Option, Restricted Share and Restricted Share Units Agreements under the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended, and the Cardinal Health, Inc. Broadly-based Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.2.17 to the Cardinal Health 2007 10-K).
10.35	Cardinal Health, Inc. Broadly-based Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.52 to Cardinal Health’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, File No. 1-11373).
10.36	Second Amendment to the Cardinal Health, Inc. Broadly-based Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.4.2 to the Cardinal Health 2007 10-K).
10.37	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. Broadly-based Equity Incentive Plan, as amended (grants made to executive officer in November 2003).***
10.38	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. Broadly-based Equity Incentive Plan, as amended (grant made to executive officer in May 2004).***
10.39	Retention Agreement, dated as of August 31, 2004, between ALARIS Medical Systems, Inc. and David L. Schlotterbeck (incorporated by reference to Exhibit 10.36 to Cardinal Health’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005, File No. 1-11373).
10.40	First Amendment to the Retention Agreement between ALARIS Medical Systems, Inc. and David L. Schlotterbeck, dated and effective as of November 2, 2005 (incorporated by reference to Exhibit 10.06 to Cardinal Health’s Current Report on Form 8-K filed on November 7, 2005, File No. 1-11373).
10.41	Second Amendment to Retention Agreement between Cardinal Health 303, Inc. (f/k/a ALARIS Medical Systems, Inc.) and David L. Schlotterbeck, effective November 26, 2007 (incorporated by reference to Exhibit 10.8 to the Cardinal Health December 2007 10-Q).
10.42	Form of Aircraft Time Sharing Agreement between Cardinal Health, Inc. and David L. Schlotterbeck (incorporated by reference to Exhibit 10.6 to the Cardinal Health September 2008 10-Q).
10.43	Employment Agreement, dated as of August 23, 2004, between Cardinal Health, Inc. and Dwight Winstead.***
10.44	First Amendment to Employment Agreement, dated as of October 11, 2005, between Cardinal Health, Inc. and Dwight Winstead.***
10.45	Second Amendment to Employment Agreement, dated as of November 19, 2007, between Cardinal Health, Inc. and Dwight Winstead.***
10.46	Restricted Share Units Agreement, dated December 31, 2001, between Cardinal Health, Inc. and Dwight Winstead.***
10.47	Restricted Share Units Agreement, dated May 17, 2004, between Cardinal Health, Inc. and Dwight Winstead.***
10.48	Amendment No. 1 to Restricted Shares Units Agreement, dated as of November 19, 2007, between Cardinal Health, Inc. and Dwight Winstead.***

Exhibit
Number	Exhibit Description

10.49	Letter Agreement, dated June 14, 2007, and Confidentiality and Business Protection Agreement, effective as of June 18, 2007, between Cardinal Health, Inc. and Vivek Jain.***
10.50	Letter Agreement, dated November 18, 2008, between Cardinal Health, Inc. and Vivek Jain.***
10.51	Offer Letter dated May 11, 2009, and Confidentiality and Business Protection Agreement, effective as of May 26, 2009, between Cardinal Health, Inc., CareFusion Corporation and Edward Borkowski.**
11.1	Statement Regarding Computation of Per Share Earnings.*
21.1	Subsidiaries of CareFusion Corporation.*
99.1	Information Statement of CareFusion Corporation, preliminary and subject to completion, dated May 14, 2009.**
99.2	Amended Consent Decree for Condemnation and Permanent Injunction.***

*	To be filed by amendment.

**	Filed herewith.

***	Previously filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CareFusion Corporation

By:	/s/ David L. Schlotterbeck
Name:     David L. Schlotterbeck

Title:	Chairman and Chief Executive Officer

Date: May 14, 2009